                                                                      APPENDIX A

                             AGREEMENT AND PLAN OF

                                     MERGER

                                    BETWEEN

                        UNITED WISCONSIN SERVICES, INC.,

                  BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                     AMERICAN MEDICAL SECURITY GROUP, INC.,

                              WALLACE J. HILLIARD

                                      AND

                                RONALD A. WEYERS

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                              ---------
ARTICLE I...................................................................................................        A-2
    The Merger..............................................................................................        A-2
         1.01          THE MERGER...........................................................................        A-2
         1.02          CLOSING..............................................................................        A-2
ARTICLE II..................................................................................................        A-2
    Representations and Warranties of the Company and the Principal Shareholders............................        A-2
         2.01          ORGANIZATION AND AUTHORITY...........................................................        A-2
         2.02          SUBSIDIARIES AND AFFILIATES..........................................................        A-2
         2.03          CAPITALIZATION OF THE COMPANY........................................................        A-3
         2.04          AUTHORIZATION........................................................................        A-3
         2.05          FINANCIAL STATEMENTS.................................................................        A-4
         2.06          INSURANCE COMPANY FINANCIAL STATEMENTS...............................................        A-4
         2.07          RECEIVABLES..........................................................................        A-5
         2.08          ABSENCE OF CERTAIN CHANGES...........................................................        A-5
         2.09          LITIGATION AND OTHER PROCEEDINGS.....................................................        A-6
         2.10          COMPLIANCE WITH LAWS.................................................................        A-6
         2.11          TAXES................................................................................        A-6
         2.12          TITLE TO PROPERTIES..................................................................        A-7
         2.13          CONTRACTS AND COMMITMENTS............................................................        A-7
         2.14          EMPLOYEE RELATIONS...................................................................        A-7
         2.15          EMPLOYEE BENEFIT PLANS...............................................................        A-8
         2.16          INTELLECTUAL PROPERTY................................................................        A-8
         2.17          ENVIRONMENTAL MATTERS................................................................        A-9
         2.18          CONTINGENT OR UNDISCLOSED LIABILITIES................................................        A-9
         2.19          INSURANCE............................................................................        A-9
         2.20          RELATED PARTY TRANSACTIONS...........................................................        A-9
         2.21          REGISTRATION STATEMENT, ETC..........................................................       A-10
         2.22          BROKERS AND FINDERS..................................................................       A-10
         2.23          DISCLOSURE...........................................................................       A-10
ARTICLE III.................................................................................................       A-10
    Representations and Warranties of UWSI..................................................................       A-10
         3.01          ORGANIZATION AND AUTHORITY...........................................................       A-10
         3.02          CAPITALIZATION.......................................................................       A-10
         3.03          AUTHORIZATION........................................................................       A-11
         3.04          REGISTRATION STATEMENT, ETC..........................................................       A-11
         3.05          BROKERS AND FINDERS..................................................................       A-11
         3.06          DISCLOSURE...........................................................................       A-11
         3.07          SEC REPORTS..........................................................................       A-12
ARTICLE IV..................................................................................................       A-12
    Conduct of Business Prior to the Effective Time.........................................................       A-12
         4.01          CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE TIME........................       A-12
ARTICLE V...................................................................................................       A-12
    Additional Agreements...................................................................................       A-12
         5.01          ACCESS AND INFORMATION...............................................................       A-12
         5.02          REGISTRATION STATEMENT AND PROXY STATEMENT...........................................       A-12
         5.03          COMPANY SHAREHOLDERS' APPROVAL.......................................................       A-13
         5.04          UWSI SHAREHOLDERS APPROVAL...........................................................       A-13
         5.05          MISCELLANEOUS AGREEMENTS AND CONSENTS................................................       A-13
         5.06          INTERIM FINANCIAL STATEMENTS.........................................................       A-14

         5.07          INSURANCE REGULATORY APPROVALS.......................................................       A-14
         5.08          HART-SCOTT-RODINO COMPLIANCE.........................................................       A-14
         5.09          CERTAIN NOTIFICATIONS................................................................       A-14
         5.10          VOTING AGREEMENT.....................................................................       A-14
         5.11          BEST EFFORTS.........................................................................       A-14
         5.12          PRESS RELEASES.......................................................................       A-14
         5.13          EXPENSES.............................................................................       A-14
         5.14          CERTAIN AGREEMENTS...................................................................       A-15
         5.15          UWSI CAPITALIZATION..................................................................       A-15
ARTICLE VI..................................................................................................       A-15
    Conditions..............................................................................................       A-15
         6.01          CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE MERGER......................       A-15
         6.02          CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS TO CONSUMMATE
                        THE MERGER..........................................................................       A-16
         6.03          CONDITIONS TO OBLIGATIONS OF UWSI TO CONSUMMATE THE MERGER...........................       A-17
ARTICLE VII.................................................................................................       A-18
    Termination, Amendment..................................................................................       A-18
         7.01          TERMINATION..........................................................................       A-18
         7.02          AMENDMENT............................................................................       A-18
ARTICLE VIII................................................................................................       A-18
    Indemnification.........................................................................................       A-18
         8.01          INDEMNIFICATION BY SHAREHOLDERS......................................................       A-18
         8.02          LIMITATIONS..........................................................................       A-19
         8.03          PROCEDURE............................................................................       A-19
         8.04          INDEMNIFICATION BY UWSI..............................................................       A-20
         8.05          PROCEDURE............................................................................       A-20
ARTICLE IX..................................................................................................       A-21
    General Provisions......................................................................................       A-21
         9.01          NOTICES..............................................................................       A-21
         9.02          MISCELLANEOUS........................................................................       A-22
         9.03          WAIVER: REMEDIES.....................................................................       A-22
         9.04          SEVERABILITY.........................................................................       A-23
         9.05          GOVERNING LAW........................................................................       A-23
         9.06          "KNOWLEDGE"..........................................................................       A-23
         9.07          ARBITRATION..........................................................................       A-23

                                    EXHIBITS

Exhibit A   Plan of Merger
Exhibit B   Registration Rights and Stock Restriction Agreement
Exhibit C   Agreements of Affiliates
Exhibit D   Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this 31st day of July, 1996 by and among UNITED WISCONSIN SERVICES, INC., a Wisconsin corporation ("UWSI"), AMERICAN MEDICAL SECURITY GROUP, INC., a Delaware corporation (the "Company"), BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN ("BCBSUW"), and WALLACE J. HILLIARD ("Hilliard"), individually and as trustee under the Voting Trust Agreement hereinafter defined, and RONALD A. WEYERS ("Weyers"), individually and as successor trustee under the Voting Trust Agreement (Hilliard, individually, and Weyers, individually, are referred to collectively as the "Principal Shareholders").

                                   RECITALS:

    WHEREAS, all of the shareholders of the Company are parties to that certain Voting Trust Agreement, dated as of February 3, 1989 (the "Voting Trust Agreement"), pursuant to which Voting Trust Agreement Hilliard has been appointed Trustee and to which Weyers has been appointed successor Trustee;

    WHEREAS, the Principal Shareholders own, in the aggregate, approximately 43 percent of the outstanding shares of capital stock of the Company;

    WHEREAS, the parties hereto are party to that certain Joint Venture Agreement, effective October 1, 1988, as amended (the "Joint Venture Agreement") and to that certain Stock Restriction Agreement, dated February 3, 1989 (the "Stock Restriction Agreement");

    WHEREAS, on April 29, 1996, UWSI gave notice of intent to exercise the option under Paragraphs 5.4 and 5.5 of Article V of the Joint Venture Agreement and Paragraph 3 of Article III of the Stock Restriction Agreement;

    WHEREAS, the parties hereto desire to amend and restructure the exercise of such option in accordance with the terms hereof.

    WHEREAS, the respective Boards of Directors of UWSI and the Company have approved the transactions provided for by this Agreement, pursuant to which the Company is to be merged into UWSI in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Wisconsin Business Corporation Law (the "WBCL"), which merger is intended to qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, in exchange for all of the issued and outstanding shares of common stock, $1.00 par value per share, of the Company (the "Company Common Stock") and in settlement of all of the outstanding options to acquire shares of Company Common Stock (the "Options"), UWSI has agreed to pay to the holders of the Company Common Stock (other than UWSI) and the Options, in the aggregate and in such proportions as may be determined by the holders thereof (other than UWSI),
(i) 4,000,000 shares of common stock, no par value per share, of UWSI ("UWSI Common Stock"), as adjusted as set forth in the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger"), and (ii) $67,010,000, less expenses attributable to the Shareholders as provided herein, each subject to the provisions of this Agreement and the Plan of Merger, all upon the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in order to consummate the transactions set forth above and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.01 THE MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger: the Company shall be merged with and into UWSI (the "Merger") in accordance with Section 252 of the DGCL and Section 180.1101 of the WBCL; the separate corporate existence of the Company shall cease; and UWSI shall be the surviving corporation . The Plan of Merger sets forth (i) the terms of the Merger and the mode of carrying the same into effect, (ii) the manner of converting the outstanding shares of Company Common Stock (other than Company Common Stock held by UWSI) into a combination of shares of UWSI Common Stock and cash, and (iii) the manner of converting the outstanding Options into options to acquire shares of UWSI Common Stock. The Merger shall be consummated following the Closing provided for in Section 1.02 hereof when properly executed Articles of Merger are executed and filed with the Secretary of State of Delaware in accordance with the DGCL and the Department of Financial Institutions of the State of Wisconsin in accordance with the WBCL and when the Plan of Merger is received and accepted as filed by the Delaware Secretary of State and the Department of Financial Institutions of the State of Wisconsin (the "Effective Time").

    1.02 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and the Plan of Merger shall take place at the offices of Michael Best & Friedrich, 100 East Wisconsin Avenue, Milwaukee, Wisconsin, immediately following the meeting of UWSI's shareholders referred to in Section
5.04 or at such other time and place as UWSI and the Company shall agree.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

    The Company and the Principal Shareholders (on behalf of all the Shareholders of the Company, other than UWSI) hereby make the following representations and warranties to UWSI. The "Disclosure Schedule" shall mean the disclosure schedule relating to each section of this Article II which has previously been delivered to UWSI. Disclosure of any information in any one section or schedule of the Disclosure Schedule shall be deemed to be disclosure in any other section or schedule thereof.

    2.01 ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted, is qualified in the jurisdictions set forth on the Disclosure Schedule, and is not otherwise required to be qualified in any other jurisdiction, except where the failure to do so would not have a Material Adverse Effect. For purposes of this Agreement unless otherwise specified, "Material Adverse Effect" shall mean a material adverse effect on the Company and its subsidiaries, taken as a whole. Copies of the articles or certificate of incorporation and by-laws of each of the Company and each Controlled Subsidiary and Noncontrolled Subsidiary (as such terms are hereinafter defined) that have been heretofore delivered and/or made available to UWSI are complete and correct as of the date hereof.

    2.02 SUBSIDIARIES AND AFFILIATES. Except as set forth on the Disclosure Schedule, the corporations, partnerships or other entities in which the Company has a greater than 50 percent equity interest (the "Controlled Subsidiaries") and the corporations, partnerships or other entities in which the Company's equity interest is not a controlling interest (the "Noncontrolled Subsidiaries") are set forth on the Disclosure Schedule. The Company is, directly or indirectly, the record and beneficial owner of the percentage of the outstanding shares of capital stock of each of the Controlled and

Noncontrolled Subsidiaries shown on the Disclosure Schedule and the capitalization of each such subsidiary is set forth on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, no equity securities of any of the Controlled Subsidiaries are, or may become, required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of any Controlled
Subsidiaries, and there are no contracts, commitments, understandings or arrangements by which any Controlled Subsidiary is bound to issue additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as set forth on the Disclosure Schedule, all of such equity interests are owned by the Company free and clear of any claim, lien, encumbrance or agreement with respect thereto.

    2.03 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of (a) 600,000 shares of common stock, $1.00 par value per share, of which 174,733 2/3 shares of Company Common Stock are issued and outstanding as of the date of this Agreement, and (b) 15,000 shares of Series A Preferred Stock, $1.00 par value, with a stated value of $1,000 per share, of which 15,000 shares are issued and outstanding as of the date of this Agreement. The Disclosure Schedule sets forth a list of all of the holders of Company Common Stock and the number of shares owned by each such holder. All of the outstanding shares of Company Common Stock have been issued pursuant to and in accordance with valid exemptions from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively the "1933 Act"), and any applicable state securities laws and rules and regulations under such laws. All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, with no liability attaching to the ownership thereof except as provided in
Section 180.0622 of the WBCL and judicial interpretations thereof, and all such shares are free of pre-emptive rights. The Disclosure Schedule sets forth a list of all Options, the number of shares acquirable upon exercise of the Options, the exercise price, the expiration date and the beneficial owner of each such Option. Except as set forth on the Disclosure Schedule, there are no other shares of capital stock or other equity securities (or debt securities with any voting rights or convertible into securities with any voting rights) of the Company or any Controlled Subsidiary outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of the Company or any Controlled Subsidiary.

    2.04 AUTHORIZATION. The Company has full corporate power and corporate authority to enter into this Agreement and the Plan of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and, except for the approval of the Plan of Merger by its shareholders, no other corporate proceedings on the part of the Company or any Controlled Subsidiary are necessary to authorize this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. This Agreement and the Plan of Merger have each been duly executed and delivered by the Company. This Agreement and the Plan of Merger are, and subject to approval by the shareholders of the Company will be, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. This Agreement has been duly executed and delivered by the Principal Shareholders and is the legal, valid and binding obligation of the Principal Shareholders enforceable against each of the Principal Shareholders in accordance with its terms except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Except as set forth on the Disclosure Schedule, neither the execution and delivery of this Agreement nor the Plan of Merger by the Company, nor the execution and delivery of this Agreement by the Principal Shareholders, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company or the Principal Shareholders with any of the provisions hereof or thereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or result in the creation of any lien, security interest, charge or encumbrance upon, except for Permitted Encumbrances (as hereinafter defined), any of the properties or assets of the Company or any Controlled Subsidiary, under any of the terms, conditions or provisions of (x) their respective certificates of incorporation or by-laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, any Controlled Subsidiary or any of the Principal Shareholders is a party, or by which any property or assets of the foregoing may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Controlled Subsidiary or any of the Principal Shareholders or any of their respective properties or assets, except where such a violation, breach, default, termination or lien of any of the foregoing would not have a Material Adverse Effect. Other than in connection with or in compliance with the provisions of the DGCL, the 1933 Act, the securities laws of the various states, Section 7A of the Clayton Act and the rules and regulations thereunder (the "Hart-Scott-Rodino Act"), no notice or report to, filing with, or authorization, consent or approval of, any public body or authority (other than the insurance regulatory authorities listed on the Disclosure Schedule) is necessary for the execution, delivery and performance by the Company or any Controlled Subsidiary and the Principal Shareholders of this Agreement or the Plan of Merger.

    2.05 FINANCIAL STATEMENTS. Attached on the Disclosure Schedule are (i) the audited consolidated financial statements (including balance sheet and statements of stockholders' equity, income and cash flow) of the Company for its fiscal years ended December 31, 1993 through December 31, 1995, including in each case the related footnotes thereto, together with the applicable reports of the Company's independent auditors Ernst & Young LLP, and (ii) the unaudited consolidated financial statements (including balance sheet and statement of income) as of June 30, 1996 (collectively, the "Financial Statements") (the balance sheet as of June 30, 1996 being herein referred to as the "Company Balance Sheet"). The Company's books and records of accounts accurately reflect all of the assets, liabilities, transactions and results of operations of the Company, except where any inaccuracy would not have a Material Adverse Effect, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of the Company at the dates and for the relevant periods indicated in accordance with GAAP. True and correct copies of all written reports submitted to the Company or the Principal Shareholders by the Company's auditors since January 1, 1994 relating to the findings of audits or examination of the books and records of the Company or any Controlled Subsidiary have been delivered to UWSI.

    2.06 INSURANCE COMPANY FINANCIAL STATEMENTS. Except as set forth on the Disclosure Schedule, each Controlled Subsidiary that is an insurance company or a health maintenance organization has delivered to UWSI complete and correct copies of the Annual Statements for the years ended December 31, 1995, 1994 and 1993, and the Quarterly Statement for the quarter ended March 31, 1996, together with all Exhibits and Schedules thereto (the "Statements"); provided, however, that any such Controlled Subsidiary was licensed to operate as an insurance company or health maintenance organization during said fiscal years ("Insurers"). The Statements have been prepared in accordance with Statutory Accounting Practices throughout the periods involved and in accordance with the books and records of said Insurers, except as expressly set forth or disclosed in the notes, Exhibits or Schedules thereto. The Statements fairly and accurately present the assets, liabilities and capital and surplus of said Insurers as of the respective dates thereof in accordance with Statutory Accounting Practices consistently applied, and do not omit to state or reflect any material fact concerning said Insurers required to be stated or reflected therein or necessary to make the statements made therein not misleading in light of the circumstances under which made. As used in this Agreement, "Statutory Accounting Practices" means the accounting procedures and methods prescribed or permitted by the National Association of Insurance Commissioners as modified by the Department of Insurance for the state of domicile of each Insurer.

    (a) Except as disclosed on the Disclosure Schedule, as of March 31, 1996, no Insurer had any material liability, whether accrued, absolute, fixed, contingent or otherwise, of a nature required to be reflected on the balance sheet of said Insurer prepared in accordance with Statutory Accounting Practices, which liability is not fully and correctly reflected or reserved against in the balance sheet forming a part of the Insurers Statements for the quarter ended March 31, 1996. Except as set forth on the Disclosure Schedule, since March 31, 1996, no Insurer has incurred any liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) except liabilities incurred in the ordinary course of business consistent with past practice.

    (b) Each Insurer's reserves met, as of December 31, 1995 and April 1, 1996, and will meet as of the Closing Date, the requirements of the state of domicile and were and will be at least as great as the minimum aggregate amount required by each state in which each Insurer was and will be licensed to do direct business.

    2.07 RECEIVABLES. Except as set forth on the Disclosure Schedule, all accounts, notes and other receivables of the Company, whether reflected in the Financial Statements or otherwise, represent sales in the ordinary course of business.

    2.08  ABSENCE OF CERTAIN CHANGES.

    (a) Since June 25, 1996 through the date of this Agreement, the Company has conducted its business only in the ordinary course thereof and has not experienced any changes in its condition (financial or otherwise), assets, liabilities, business, prospects or operations which individually or in the aggregate had or could have a material adverse effect. For purposes of this
Section 2.08 only, an item shall be deemed "material" if the dollar amount or value associated with such item exceeds $25,000. Without limiting the generality of the foregoing sentence, since June 25, 1996, neither the Company nor any Controlled Subsidiary has, except as set forth on the Disclosure Schedule:

        (i) in a single transaction or a series of related transactions, sold (including by sale-leaseback), leased, licensed, pledged, disposed of or encumbered any assets which individually or in the aggregate, have a fair market value in excess of $50,000;

        (ii) incurred or became contingently liable with respect to any indebtedness for borrowed money or guaranteed any such indebtedness, where the aggregate amount of indebtedness so incurred or guaranteed exceeded $10,000 or redeemed, purchased, acquired or offered to purchase or acquire any long-term debt;

       (iii) acquired or agreed to acquire by merging with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity, in a transaction or series of related transactions;

       (iv) changed any of its accounting practices or procedures;

        (v) amended or proposed to amend its charter or bylaws; or split, combined or reclassified its outstanding capital stock, or declared, set aside or paid any dividend or distribution in respect of any capital stock;

       (vi) entered into, amended or became obligated under any employment, severance, bonus, profit sharing or other employee benefit arrangement;

       (vii) issued, purchased or redeemed any shares of capital stock of the Company or any Controlled Subsidiary (including any security convertible or exchangeable into capital stock) other than: the issuance of shares of Company Common Stock upon exercise of options outstanding on, and in accordance with their terms as of, June 25, 1996, or issued, granted or otherwise created any portion or right to acquire any such capital stock;

      (viii) prepaid any material expenses, indebtedness or other obligations;

       (ix) entered into or amended any contract, agreement or commitment, or engaged in any transaction, in each case which was material to the Company and which was not in the usual and ordinary course of business;

        (x) entered into any contract, agreement or commitment or engaged in any transaction (other than transactions pursuant to agreements in existence on June 25, 1996 which on such date had been previously disclosed in writing to
    UWSI) with any affiliate of Hilliard, Weyers or any officer of the Company or any Controlled Subsidiary;

       (xi) settled any material claim (including without limitations, any tax claim), action or lawsuit involving the Company or any of its Controlled Subsidiaries pending as of or arising on or after June 25, 1996, or amended any tax return in any respect;

       (xii) released, waived or terminated any material obligation of any third party to the Company or any Controlled Subsidiary;

      (xiii) solicited or encouraged any inquiries or proposals regarding, or offers for, or entered into or continued any discussions with, or provided any information to, any third party concerning any sale or transfer of the Company or any of its assets or entered into or consummated any agreement or understanding providing for a sale or transfer of the Company or any of its assets, other than as contemplated herein; or

      (xiv) agreed, whether or not in writing, to take any of the actions described in clauses (i)-(xiii) above.

    2.09 LITIGATION AND OTHER PROCEEDINGS. Except as set forth on the Disclosure Schedule, none of the Company, any Controlled Subsidiary or either Principal Shareholder is currently a party to any pending or, to the Company's and each Principal Shareholder's knowledge, threatened, claim (other than benefit claims in the ordinary course of business), action, suit, investigation or proceeding or is a party to any order, judgment or decree relating to or affecting the Company, any Controlled Subsidiary or, with respect to the Principal Shareholders, relating to or affecting their shares of Company Common Stock or their positions with the Company. Except as set forth on the Disclosure Schedule, since January 1, 1993, neither the Company nor any Controlled Subsidiary has been a party to any such claim, action, suit, investigation or proceeding. Except as described on the Disclosure Schedule, there is no outstanding order, decree or stipulation issued by any federal, state or local authority to which the Company or any Controlled Subsidiary is a party or subject and which has or is reasonably likely to have a Material Adverse Effect.

    2.10 COMPLIANCE WITH LAWS. Except as set forth on the Disclosure Schedule, to the knowledge of the Company and each Principal Shareholder, the Company and each Controlled Subsidiary is conducting its business in compliance with all applicable laws and regulations in each jurisdiction in which it conducts business, including any insurance or insurance-related laws, regulations or rules, except where a failure to comply would not have a Material Adverse Effect. The Disclosure Schedule lists all licenses, registrations and permits, and applications with respect to the business and operations of each of the Company and the Controlled Subsidiaries. Except as set forth on the Disclosure Schedule, to the knowledge of the Company and each Principal Shareholder, the Company and each of the Controlled Subsidiaries currently has all governmental approvals, consents, licenses, registrations, and permits necessary to carry on its business as presently conducted (collectively, "Licenses"), except where the failure to have any such License would not have a Material Adverse Effect, and neither the Company nor any Principal Shareholder has received notice of violation of any laws or notice of any proposed regulations or changes in the requirement of such approvals, consents, licenses, registrations, or permits which notice has not previously been disclosed to UWSI in writing.

    2.11 TAXES. To the knowledge of the Company and each Principal Shareholder, and except as set forth in the Disclosure Schedule: (i) the Company has duly filed all material reports and returns and extensions ("Tax Returns") required to be filed by it relating to all taxes imposed by any jurisdiction ("Taxes"); (ii) all material liabilities for Taxes which are due from the Company with

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respect to periods ending on or before the Closing Date for which a statute of limitations has not barred the assessment of deficiencies have been paid or provision therefor has been made on the Company Balance Sheet; and (iii) the Tax Returns reflect all Taxes due and payable with respect to the periods covered thereby and there are no other tax liabilities, deficiencies, interest or penalties payable or asserted with respect to such periods. Except as set forth on the Disclosure Schedule, there are no actions, suits, proceedings, investigations or claims pending with respect to tax matters. Except as set forth on the Disclosure Schedule, there are no pending audits by any federal, state, local or foreign taxing authority of any payment, return or report made or filed by the Company.

    2.12  TITLE TO PROPERTIES.

    (a) Except as set forth on the Disclosure Schedule, the Company has good and marketable title to all of the properties and assets recorded on the Company Balance Sheet free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except for (i) such properties and assets as may have been sold in the ordinary course of business since the date of the Company Balance Sheet, or (ii) Permitted Encumbrances. As used herein "Permitted Encumbrances" means municipal and zoning ordinances, recorded easements, covenants and restrictions provided the same do not prohibit or materially interfere with the present use, or materially affect the present value, of the real property owned by the Company or any Controlled Subsidiary. All properties and assets owned and currently used by the Company in the Company's business are in good condition and repair, normal wear and tear excepted. Surveys of all real property owned by the Company, true and correct copies of which have been furnished to UWSI, are listed on the Disclosure Schedule.

    (b) The Disclosure Schedule sets forth: (i) a true and complete list of all real property leases of the Company and all personal property leases to which the Company is a party as lessee as of the date hereof involving an annual lease payment of more than $20,000, including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder; and
(ii) a true and complete list of all real property owned by the Company as of the date hereof, including an identification of the property, the record owner and the principal structures on it.

    2.13 CONTRACTS AND COMMITMENTS. Except as set forth on the Disclosure Schedule, neither the Company nor any Controlled Subsidiary has any written or oral contract, commitment, or other agreement or arrangement, including any note, loan agreement, guarantee or other evidence of indebtedness of the Company, which involves an annual aggregate consideration with a value in excess of $100,000 (excluding any agreements with insureds or plan sponsors), or any contracts, commitments, or other agreements or arrangements with any Related Party individually in excess of $60,000. All of such contracts, commitments, or other agreements or arrangements to which the Company or any Controlled Subsidiary is a party or by which any of its assets or properties are bound or affected are in full force and effect and no event or condition has occurred or exists or has been threatened in writing by any of the other parties thereto to have occurred or exist, which constitutes or with lapse of time or giving of notice would constitute a default or basis for acceleration under any such contract, commitment, arrangement or other agreement. Except as set forth on the Disclosure Schedule, neither the Company nor any Controlled Subsidiary has given any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever. Set forth on the Disclosure Schedule are written descriptions of all such contracts, commitments, agreements or arrangements that are oral. The Company is not bound by any covenant not to compete or otherwise restricted by any agreement to which it is a party from carrying on or engaging in any business anywhere in the world.

    2.14 EMPLOYEE RELATIONS. Neither the Company nor any Controlled Subsidiary is a party to any collective bargaining agreement covering or relating to any of its employees and has not recognized, is not required to recognize and during the past five years has not received a demand for recognition by any collective bargaining representative or experienced any strikes or work stoppages or slowdowns. Each of the Company and its Controlled Subsidiaries is in compliance with all applicable laws, rules and regulations relating to employment or employment practices, including

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
those relating to wages, hours, collective bargaining and the withholding and payment of taxes and contributions, and the Company is in compliance with the Occupational Safety and Health Act and applicable Federal Civil Rights laws except where the failure to so comply would not have a Material Adverse Effect.

    2.15  EMPLOYEE BENEFIT PLANS.

    (a) Listed in the Disclosure Schedule are all written employment agreements presently in effect between the Company and its employees, all collective bargaining agreements between Company and its employees, and all benefit plans in effect for employees of the Company, including with-out limitation all bonus, pension and retirement, deferred compensation, vacation, and severance pay plans.

    (b) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to so comply would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending with respect to the Company's employees.

    (c) Since June 25, 1996, there has not been (i) any increase in the rate or terms of compensation payable by the Company to, or any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan on behalf of, its officers, except increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal period performance reviews and related compensation and benefit increases), or (ii) any general or uniform increase in the compensation or benefits of employees of the Company.

    (d) There are no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA, in which the Company's employees are participants. Each employee pension benefit plan listed on the Disclosure
Schedule is in compliance in all material respects with the applicable provisions of the Code and ERISA, including the fiduciary and prohibited transaction rules and funding requirements. Except as required by law, the Company has made no commitment to provide retiree health coverage to any employee. The consummation of the transactions contemplated by this Agreement will not trigger any severance payments.

    (e) Except as set forth on the Disclosure Schedule, there are no pending claims, lawsuits or arbitrations which have been asserted or instituted against the Company with respect to any laws respecting employment and employment practices of the Company.

    (f) The Company is not a party to any collective bargaining agreement and no such contract is being negotiated with the Company. No representation question exists or has been raised respecting the employees of the Company, nor are there any campaigns being conducted to solicit cards from the employees of the Company to authorize representation by any labor organization.

        (g) The Company has (i) timely filed with the United States Department of Labor and the Internal Revenue Service, all reports required to be filed by it (including, without limitation, all Forms 5500), and (ii) attached to the Disclosure Schedule all determination letters from the Internal Revenue Service which are currently applicable to any benefit plan of the Company.

    2.16 INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a correct and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by the Company or any Controlled Subsidiary (the "Intellectual Property") which are material to the conduct of the business of the Company and the Controlled Subsidiaries taken as a whole. To the Company's and each Principal Shareholder's knowledge, the Company and each Controlled Subsidiary owns the entire right, title and interest in and to all Intellectual Property. The Disclosure Schedule sets forth a correct and complete list of all licenses

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